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                                                                    EXHIBIT j(1)

                               CONSENT OF COUNSEL

                              AIM TAX-EXEMPT FUNDS


         We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for AIM Tax-Exempt Cash Fund, AIM Tax-Free Intermediate Fund, AIM Tax-Exempt Bond Fund of Connecticut and AIM High Income Municipal Fund, which is included in Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-66242), and Amendment No. 14 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-7890), on Form N-1A of AIM Tax-Exempt Funds.


                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                     -------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
July 12, 2001